UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is $0.02 per share. The noteholders also received a total of 1,200,000,000 warrants to purchase our common stock at $0.02 per share. The warrants are divided into two 600,000,000 share tranches.

On July 31, 2006 four noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $172,500 for 8,625,000 shares of our common stock.

On August 1, 2006 one noteholder exercised the first tranche of his warrants at $0.02 per share by paying the total exercise price of $70,000 for 3,500,000 shares of our common stock.

On August 2, 2006 four noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $346,250 for 17,312,500 shares of our common stock.

On August 3, 2006 nine noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $293,254 for 14,662,700 shares of our common stock.

On July 31, 2006, one noteholder converted $35,000 of outstanding principal balance plus accrued interest of $1,135.56 into 1,806,778 shares of common stock pursuant to the terms of his note at $0.02 per share.

On August 3, 2006, one noteholder converted $20,000 of outstanding principal balance plus accrued interest of $662.23 into 1,033,112 shares of common stock pursuant to the terms of its note at $0.02 per share.

The 44,100,200 warrant exercise shares and the 2,839,890 note conversion shares were issued to the accredited investor noteholders pursuant to the Securities Act Section 4(2) and Section 3(a)(9) registration exemptions, respectively.

As previously reported, our placement agent in the 2006 Private Placement, Spencer Trask Ventures, Inc. ("STVI") is entitled to receive $0.01 and an additional seven-year placement agent warrant for each five noteholder warrants which are exercised. The exercise price of the additional placement agent warrants will be at $0.02 per share. STVI, which is an affiliate of Kevin Kimberlin, who is a director and major stockholder of us, has allocated a portion of the additional placement agent warrants to various brokers and employees and its parent company. As a result of the exercise of 44,100,200 noteholder warrants as described above, STVI became entitled to $88,200 in cash and 8,820,040 additional placement agent warrants. These additional placement agent warrants will be issued to STVI and its assignees pursuant to the Securities Act Section 4(2) registration exemption.

After the August 3, 2006 warrant exercises, the aggregate gross proceeds from the first tranche of warrant exercises is $8,029,504. The remaining 198,524,800 warrants of this first tranche will expire August 7, 2006 unless they are exercised by that date. The second tranche of warrants will become exercisable on October 16, 2006 and will expire on November 30, 2006 unless they are exercised by that date.

After the August 3, 2006 note conversion, the aggregate outstanding principal balance of the notes is $6,330,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

August 4, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer